As Filed with the Securities and Exchange Commission on October 10, 2000
                                       Registration No. 333-
-------------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                    DEVON ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

           DELAWARE                         73-1567067
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)         Identification No.)

                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
            (Address of principal executive offices)

         Devon Energy Corporation 1997 Stock Option Plan
                    (Full title of the plan)

                        J. LARRY NICHOLS
              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    DEVON ENERGY CORPORATION
                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
                         (405) 235-3611
(Name, address and telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
                                 maximum     maximum
                                 offering    aggregate
  Title of     Amount to be       price      offering     Amount of
securities to   registered      per share     price     registration
be registered      (2)            (3)         (3)          fee
-------------  ------------     ---------    ---------  ------------
Devon Common
Stock (1)      4,000,000 Shares  $ 57.13   $228,520,000  $60,329.28

---------------
(1) Includes the stock purchase rights associated with the Common Stock of Devon Energy Corporation, a Delaware
     Corporation ("Devon" or the "Registrant").

(2) There is also being registered hereby such additional number of shares of Devon Common Stock as may be issued pursuant to the anti-dilution provisions of the Devon Energy Corporation
     1997 Stock Option Plan

(3) Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low prices of the Devon Common Stock, as reported on the American Stock Exchange Composite Transactions on October 6, 2000.

                             PART I
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)
_____________

(1)  Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from this Registration
     Statement in accordance with the Note to Part I of the Form
     S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1.   Devon's Annual Report on Form 10-K for the year ended
          December 31, 1999;

     2. Devon's Current Reports on Form 8-K dated January 27, 2000, May 26, 2000, June 5, 2000, June 21, 2000, June
          22, 2000, July 12, 2000, July 27, 2000, August 29,
          2000, September 12, 2000, September 13, 2000, and September 19, 2000, and its Current Reports on Form 8-K/A dated August 1, 2000 and September 22, 2000;

     3. Devon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000; and

     4. The description of the Registrant's Common Stock set forth in Exhibit 4.9 to the Registrant's Form 8-K, dated August 18, 1999, including any amendment or report filed for purposes of updating any such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this Registration Statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article VIII of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

     (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or

     (4) for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

     Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant has purchased such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XIII of the by-laws of Registrant contains provisions regarding indemnification, which parallel those described above.

     The merger agreement dated May 19, 1999 between Registrant and PennzEnergy Company, a Delaware corporation ("PennzEnergy"), provides that for seven years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Registrant or PennzEnergy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

     The merger agreement dated May 25, 2000, as amended, between Registrant and Santa Fe Snyder Corporation ("Santa Fe Snyder"), provides that for six years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Santa Fe Snyder prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit No.     Document
-----------     --------

4.1   Restated Certificate of Incorporation of the Registrant
      (incorporated by reference to Exhibit 3 to Registrant's
      Form 8-K, filed on August 18, 1999).

4.2   Amended and Restated By-laws of the Registrant
      (incorporated by reference to Exhibit 3.2 to Registrant's definitive proxy statement for a special meeting of shareholders filed July 21, 2000).

4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999).

4.4 Registration Rights Agreement dated as of June 22, 2000 by and among Registrant and Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (incorporated by reference to Exhibit 4.1 of Registrant's Form 8-K filed July 12,
      2000).

4.5 Amendment to Rights Agreement dated as of May 25, 2000 between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit
      4.2 to Registrant's definitive proxy statement for a special meeting of shareholders filed July 21, 2000).

4.6   Rights Agreement dated as of August 17, 1999 between
      Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August
      18, 1999).

4.7   Certificate of Designations of Series A Junior
      Participating Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 to Registrant's Form 8-K filed on August 18, 1999).

4.8   Certificate of Designations of the 6.49% Cumulative
      Preferred Stock, Series A of Registrant (incorporated by reference to Exhibit 4.4 to Registrant's Form 8-K filed on August 18, 1999).

4.9 Description of Capital Stock of Registrant (incorporated by reference to Exhibit 4.9 to Registrant's Form 8-K filed on August 18, 1999).

4.10 Amending Support Agreement, dated August 17, 1999, between the Registrant and Northstar Energy Corporation
      (incorporated by reference to Exhibit 4.5 to Registrant's
      Form 8-K filed on August 18, 1999).

4.11 Support Agreement, dated December 10, 1998, between the Registrant and Northstar Energy Corporation (incorporated by reference to Exhibit 4.1 to Devon Energy Corporation (Oklahoma)'s (predecessor to Registrant) Form 8-K dated as of December 11, 1998).

4.12 Exchangeable Share Provisions (incorporated by reference to Exhibit 4.2 to Devon Energy Corporation (Oklahoma)'s
      (predecessor of Registrant) Form 8-K filed December 23,
      1998).

4.13  Amended Exchangeable Share Provisions dated as of August
      17, 1999 (incorporated by reference to Exhibit 4.17 to
      Registrant's Form 10-K for the fiscal year ended December
      31, 1999).

4.14  Indenture dated as of June 27, 2000 between Registrant and
      The Bank of New York, setting forth the terms of the Zero
      Coupon Convertible Senior Debentures due 2020
      (incorporated by reference to Exhibit 4.2 to Registrant's
      Form 8-K filed July 12, 2000).

4.15 Indenture dated as of December 15, 1992 between Registrant (as successor by merger to PennzEnergy, as successor by merger to Pennzoil Company) and Texas Commerce Bank National Association, Trustee (incorporated by reference to Exhibit 4(o) to Pennzoil Company's Form 10-K filed March 10, 1993 (SEC File No. 1-5591)).

4.16 Third Supplemental Indenture dated as of August 3, 1998 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association, setting forth the terms of the 4.90% Exchangeable Senior Debentures due August 15, 2008 (incorporated by reference to Exhibit 4(g) to PennzEnergy Company's 1998 Form 10-K filed March 23,
      1999).

4.17 Fourth Supplemental Indenture dated as of August 3, 1998 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association, setting forth the terms of the 4.95% Exchangeable Senior Debentures due August 15, 2008 (incorporated by reference to Exhibit 4(h) to PennzEnergy Company's 1998 Form 10-K filed March 23,
      1999).

4.18 Fifth Supplemental Indenture dated as of August 17, 1999 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4.7 to Registrant's Form 8-K filed August 18, 1999).

4.19 Indenture dated as of February 15, 1986 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to
      Exhibit 4(a) to Pennzoil Company's Form 10-Q filed July 31, 1986 (SEC File No. 1-5591).

4.20 First Supplemental Indenture dated as of August 17, 1999 to Indenture dated as of February 15, 1986 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4.8 to Registrant's Form 8-K filed August 18, 1999).

4.21 Senior Indenture dated as of June 1, 1999 between Santa Fe Snyder and The Bank of New York, as Trustee, relating to Santa Fe Snyder's senior debt securities, including form of senior debt security (incorporated by reference to Exhibit 4.1 to Santa Fe Snyder's Form 8-K filed on June 15, 1999).

4.22 First Supplemental Indenture dated as of June 14, 1999 to Senior Indenture dated June 1, 1999 between Santa Fe Snyder and The Bank of New York, as Trustee, relating to Santa Fe Snyder's 8.05% Senior Notes due 2004, including form of 8.05% Senior Notes due 2004 (incorporated by reference to Exhibit 4.2 to Santa Fe Snyder's Form 8-K filed on June 15, 1999).

4.23 Indenture dated as of June 10, 1997 between Snyder Oil Corporation (as predecessor by merger to Santa Fe Snyder) ("Snyder Oil") and Texas Commerce Bank National Association relating to Snyder Oil's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.1 to Snyder Oil's Form 8-K dated June 10, 1997 [Commission File No. 1-10509]).

4.24 First Supplemental Indenture dated as of June 10, 1997 to Indenture dated as of June 10, 1997 between Snyder Oil and Texas Commerce Bank National Association relating to Snyder Oil's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.2 to Snyder Oil's Form 8-K dated June 10, 1997 [Commission File No. 1-10509]).

4.25 Second Supplemental Indenture dated as of June 10, 1997 to Indenture dated as of June 10, 1997 between Snyder Oil and Texas Commerce Bank National Association relating to Snyder Oil's 8 3/4% Senior Subordinated Notes due 2007 (incorporated by reference to Exhibit 4.3 to Snyder Oil's Form 8-K dated June 10, 1997).

5.1   Opinion of McAfee & Taft A Professional Corporation.

23.1  Consent of McAfee & Taft  A Professional Corporation
      (contained in its opinion in Exhibit 5.1).

23.2  Consent of KPMG LLP.

23.3  Consent of Deloitte & Touche LLP.

23.4  Consent of LaRoche Petroleum Consultants, Ltd.

23.5  Consent of AMH Group, Ltd.

23.6  Consent of Paddock Lindstrom & Associates Ltd.

23.7  Consent of Ryder Scott Company, L.P.

23.8  Consent of PricewaterhouseCoopers LLP

23.9  Consent of Ryder Scott Company, L.P.

24.1  Power of Attorney


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) to  file, during any period in which  offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
Registration Statement:

             (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 10th day of October, 2000.

                                   DEVON ENERGY CORPORATION

                                   By: J. LARRY NICHOLS
                                       J. Larry Nichols,
                                       President and Chief
                                       Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 10, 2000.

           Signature            Title
           ---------            -----

J. LARRY NICHOLS                Chairman of the Board, President
J. Larry Nichols                and Chief Executive Officer

                                Vice Chairman of the Board and
James L. Payne                  Director

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

                                Director
Michael E. Gellert

WILLIAM E. GREEHEY              Director
William E. Greehey

JOHN A. HILL                    Director
John A. Hill

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

                                Director
Melvyn N. Klein

ROBERT MOSBACHER, JR.           Director
Robert Mosbacher, Jr.

ROBERT B. WEAVER                Director
Robert B. Weaver

                        Index to Exhibits
Exhibit
No.       Document                      Method of Filing
-------   --------                      ----------------
4.1     Restated Certificate of       Incorporated herein by
        Incorporation of the          reference
        Registrant

4.2     Amended and Restated By-laws  Incorporated herein by
        of the Registrant             reference

4.3     Form of Common Stock          Incorporated herein by
        Certificate                   reference

4.4     Amendment to Rights           Incorporated herein by
        Agreement dated as of May     reference
        25, 2000 between Registrant
        and Fleet National Bank
        (f/k/a BankBoston, N.A.)

4.5     Registration Rights           Incorporated herein by
        Agreement dated as of June    reference
        22, 2000 by and among
        Registrant and Morgan
        Stanley & Co. Incorporated
        and Salomon Smith Barney
        Inc.

4.6     Rights Agreement dated as of  Incorporated herein by
        August 17, 1999 between       reference
        Registrant and BankBoston,
        N.A.

4.7     Certificate of Designations   Incorporated herein by
        of Series A Junior            reference
        Participating Preferred
        Stock of Registrant

4.8     Certificate of Designations   Incorporated herein by
        of the 6.49% Cumulative       reference
        Preferred Stock, Series A of
        Registrant

4.9     Description of Capital Stock  Incorporated herein by
        of Registrant                 reference

4.10    Amending Support Agreement,   Incorporated herein by
        dated August 17, 1999,        reference
        between the Registrant and
        Northstar Energy Corporation

4.11    Support Agreement, dated      Incorporated herein by
        December 10, 1998, between    reference
        the Registrant and Northstar
        Energy Corporation

4.12    Exchangeable Share            Incorporated herein by
        Provisions                    reference

4.13    Amended Exchangeable Share    Incorporated herein by
        Provisions dated as of        reference
        August 17, 1999

4.14    Indenture dated as of June    Incorporated herein by
        27, 2000 between Registrant   reference
        and The Bank of New York,
        setting forth the terms of
        the Zero Coupon Convertible
        Senior Debentures due 2020

4.15    Indenture dated as of         Incorporated herein by
        December 15, 1992 between     reference
        Registrant (as successor by
        merger to PennzEnergy, as
        successor by merger to
        Pennzoil Company) and Texas
        Commerce Bank National
        Association, Trustee

4.16    Third Supplemental Indenture  Incorporated herein by
        dated as of August 3, 1998    reference
        to Indenture dated as of
        December 15, 1992 among
        Registrant (as successor by
        merger to PennzEnergy) and
        Chase Bank of Texas,
        National Association,
        setting forth the terms of
        the 4.90% Exchangeable
        Senior Debentures due August
        15, 2008

4.17    Fourth Supplemental           Incorporated herein by
        Indenture dated as of August  reference
        3, 1998 to Indenture dated
        as of December 15, 1992
        among Registrant (as
        successor by merger to
        PennzEnergy) and Chase Bank
        of Texas, National
        Association, setting forth
        the terms of the 4.95%
        Exchangeable Senior
        Debentures due August 15,
        2008

4.18    Fifth Supplemental Indenture  Incorporated herein by
        dated as of August 17, 1999   reference
        to Indenture dated as of
        December 15, 1992 among
        Registrant (as successor by
        merger to PennzEnergy) and
        Chase Bank of Texas,
        National Association

4.19    Indenture dated as of         Incorporated herein by
        February 15, 1986 among       reference
        Registrant (as successor by
        merger to PennzEnergy) and
        Chase Bank of Texas,
        National Association

4.20    First Supplemental Indenture  Incorporated herein by
        dated as of August 17, 1999   reference
        to Indenture dated as of
        February 15, 1986 among
        Registrant (as successor by
        merger to PennzEnergy) and
        Chase Bank of Texas,
        National Association

4.21    Senior Indenture dated as of  Incorporated herein by
        June 1, 1999 between Santa    reference
        Fe Snyder and The Bank of
        New York, as Trustee,
        relating to Santa Fe
        Snyder's senior debt
        securities, including form
        of senior debt security

4.22 First Supplemental Indenture Incorporated herein by dated as of June 14, 1999 to reference
        Senior Indenture dated June
        1, 1999 between Santa Fe
        Snyder and The Bank of New
        York, as Trustee, relating
        to Santa Fe Snyder's 8.05%
        Senior Notes due 2004,
        including form of 8.05%
        Senior Notes due 2004

4.23    Indenture dated as of June    Incorporated herein by
        10, 1997 between Snyder Oil   reference
        Corporation (as predecessor
        by merger to Santa Fe
        Snyder) ("Snyder Oil") and
        Texas Commerce Bank National
        Association relating to
        Snyder Oil's 8 3/4% Senior
        Subordinated Notes due 2007

4.24 First Supplemental Indenture Incorporated herein by dated as of June 10, 1997 to reference
        Indenture dated as of June
        10, 1997 between Snyder Oil
        and Texas Commerce Bank
        National Association
        relating to Snyder Oil's 8
        3/4% Senior Subordinated
        Notes due 2007

4.25    Second Supplemental           Incorporated herein by
        Indenture dated as of June    reference
        10, 1997 to Indenture dated
        as of June 10, 1997 between
        Snyder Oil and Texas
        Commerce Bank National
        Association relating to
        Snyder Oil's 8 3/4% Senior
        Subordinated Notes due 2007

5.1     Opinion of McAfee & Taft A    Filed herewith
        Professional Corporation.     electronically

23.1    Consent of McAfee & Taft  A   Filed herewith
        Professional Corporation      electronically
        (contained in its opinion in
        Exhibit 5.1)

23.2    Consent of KPMG LLP           Filed herewith
                                      electronically

23.3    Consent of Deloitte & Touche  Filed herewith
        LLP                           electronically

23.4    Consent of LaRoche Petroleum  Filed herewith
        Consultants, Ltd.             electronically

23.5    Consent of AMH Group, Ltd.    Filed herewith
                                      electronically

23.6    Consent of Paddock Lindstrom  Filed herewith
        & Associates Ltd.             electronically

23.7    Consent of Ryder Scott        Filed herewith
        Company, L.P.                 electronically

23.8    Consent of                    Filed herewith
        PricewaterhouseCoopers LLP    electronically

23.9    Consent of Ryder Scott        Filed herewith
        Company, L.P.                 electronically

24.1    Power of Attorney             Filed herewith
                                      electronically